BK Associates, Inc.
                     1295 Northern Boulevard
                    Manhasset, New York 11030
               (516) 365-6272  Fax (516) 365-6287








                                September   , 1996



CONTINENTAL AIRLINES, INC.
2929 Allen Parkway, Suite 2010
Houston, TX  77019

Re:  Registration Statement on Form S-4 of Continental Airlines,
     Inc.

Ladies & Gentlemen:

We consent to the reference to our name in the text under the heading "Prospectus Summary - Equipment Notes and the Aircraft", "Risk Factors - Risk Factors Relating to the Certificates and the Offering - Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals" of the above-captioned Registration Statement and to the summary contained in the text under such headings of the reports prepared by us with respect to the Aircraft referred to therein.

                                Sincerely,

                                BK ASSOCIATES, INC.


                                  /s/ John F. Keitz
                                -------------------------------
                                John F. Keitz
                                Vice President
                                ISTAT Senior Certified Appraiser

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